EXHIBIT 99.1

Bell Microproducts Announces Plans to Restate Accounting Treatment Related to Foreign Acquisitions

November 9, 2006—Bell Microproducts Inc. (Nasdaq: BELM) (the “Company”) today announced that its Board of Directors and its audit committee have jointly determined the Company will be required to restate its financial statements for the first, second, third and fourth quarters of 2005, the first and second quarters of 2006 and the annual periods ended December 31, 2004 and 2005 for certain accounting errors. These errors relate to 1) the accounting treatment of earnout payments to certain former shareholders of OpenPSL, a June 2004 acquisition of the Company, 2) accounting for the foreign currency translation of a portion of the goodwill resulting from certain foreign acquisitions and 3) accounting for certain accrued employee benefits relating to employment tax liability of the Company’s Brazilian subsidiary. Additional information on the nature and impact of the restatement is discussed in Current Report on Form 8-K filed by the Company today.

While management recognizes that a restatement is required to adjust for the above-mentioned items, management also believes that these changes, which are primarily non-cash, do not adversely impact the underlying economics the Company has reported in overall business performance. The Company continues to execute on its strategy of growth and margin expansion in the sale of storage products and services to enterprise, industrial and commercial accounts.

The Company plans to effect the restatement by filing an amended Annual Report on Form 10-K/A for the annual period ended December 31, 2005 and amended Quarterly Reports on Forms 10-Q/A for the quarterly periods ended March 31, 2006 and June 30, 2006. The Company is attempting to file these amended reports and the Form 10-Q for the third quarter of 2006 within the time period specified in Rule 12b-25 but additional time may be required to complete the work and the restatement. Further, the Company has concluded that issues underlying the restatement represent material weaknesses with respect to the effectiveness of internal control over financial reporting. Plans for remediating these issues are in process and will be discussed in more detail in the Company’s filings.

About Bell Microproducts

Bell Microproducts is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world’s largest storage-centric value-added distributors.

Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company’s current views regarding the current operating trends of the Company, the accounting treatment of earnout payments to certain former shareholders of OpenPSL, the accrual of liabilities related to certain employment tax obligations related to our Brazilian subsidiary, and currency translation adjustments for goodwill recorded in connection with certain of our foreign acquisition, expectations regarding the financial impact of changes in such accounting treatment, and the Company’s plans with respect to effecting the restatement of prior periods, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited the risks described from time to time in the Company’s reports to the Securities and Exchange Commission (including the Company’s Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements.